EXHIBIT (i)(2)

                            CONSENT OF LEGAL COUNSEL

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                        [QUARLES & BRADY LLP LETTERHEAD]

                                                         January 31, 2003

The Avalon Fund of Maryland, Inc.
655 Fairfield Court
Suite 200
Ann Arbor, MI 48108

     Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion regarding the legality of shares of The Avalon Fund of Maryland, Inc. (the "Registrant") into the Post-Effective Amendment (the "Amendment") to its Registration Statement on Form N-1A (1933 Act Reg. No. 333-52243) with respect to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 3 to the Registrant's Registration Statement, which was filed with the Securities and Exchange Commission on February 1, 2001. We also consent to the use of our name in the section captioned "Legal Counsel" of the Statement of Additional Information included as Part B to this Registration Statement.

                                             Very truly yours,

                                             /s/  Quarles & Brady LLP

                                             QUARLES & BRADY LLP

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